Exhibit 11

                     KEY TRONIC CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)                                YEAR ENDED
                                                              July 1,            July 2,           July 3,
                                                                 1995               1994              1993
                                                         ------------        -----------       -----------

Primary
  Earnings
     Net Income                                           $     4,421                NOT       $     3,849
     Add after tax interest expense                                           APPLICABLE
      applicable to term debt *                                     0                                    0
     Add after tax interest income
      applicable to short term paper *                              0                                    0
                                                          -----------                          -----------
     Income applicable to common stock                    $     4,421                          $     3,849
                                                          ===========                          ===========
Shares **
     Weighted average shares outstanding                        8,334                                7,787
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options *                           1,519                                1,315
                                                          -----------                          -----------
     Adjusted common stock outstanding                          9,853                                9,102
                                                          ===========                          ===========

     Primary earnings per common share                          $0.45                                $0.42
                                                          ===========                          ===========

Assuming full dilution
  Earnings
     Net Income                                           $     4,421                NOT       $     3,849
     Add after tax interest expense                                           APPLICABLE
      applicable to term debt ***                                   0                                    0
     Add after tax interest income
      applicable to short term paper ***                            0                                    0
                                                          -----------                          -----------
     Income applicable to common stock                    $     4,421                          $     3,849
                                                          ===========                          ===========

Shares **
     Weighted average shares outstanding                        8,334                                7,787
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exericse of such options ***                         2,005                                1,417
                                                          -----------                          -----------
     Adjusted common stock outstanding                         10,339                                9,204
                                                          ===========                          ===========

     Fully diluted earnings per common share                    $0.43                                $0.42
                                                          ===========                          ===========

FISCAL 1994 COMPUTATION:
  Net Loss                                                                       ($1,060)
  Weighted average shares outstanding                                              8,231
  Net loss per common share                                                       ($0.13)

*    Proceeds calculated using average market price for the year.
** Application of modified treasury stock method of calculating common stock equivalents due to potential dilution exceeding 20% (APB Opinion No. 15).
*** Proceeds calculated using higher of average or ending market price for the year.